Exhibit 10(ff)


                          AMENDMENT TO PLEDGE AGREEMENT
                          -----------------------------


          Amendment, dated as of November 12, 1999, (the "Amendment") to that certain Pledge Agreement (the "Original Agreement"), dated as of March 31, 1998 by and between Care Corporation Limited, a company incorporated in the British Virgin Islands with offices at Abbott Building, P.O. Box 3186, Main Street, Road Town, Tortola, British Virgin Islands (the "Pledgor"), and Cover-All Technologies Inc., a Delaware corporation with offices at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410 ("Secured Party"). Capitalized terms utilized in this Amendment and not defined herein shall have the meanings ascribed to them in the Original Agreement.

          WHEREAS, Pledgor and the Secured Party desire to enter into this Amendment in order to modify a certain provision in the Original Agreement concerning the required Pledged Collateral;

          NOW, THEREFORE, in consideration of the benefits to be realized by the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Section 3 of the Original Agreement is hereby deleted in its entirety and the following is hereby substituted as new Section 3:

3.   PARTIAL RELEASE OF PLEDGED SHARES. Notwithstanding Section 2 hereof,
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concurrently with the receipt by Secured Party of principal payments under the
Note, Secured Party shall release the lien created by this Agreement with respect to, and return to Pledgor, certificates representing such number of Pledged Shares (the "Released Shares") as is equal to the difference (the "Difference") of (a) the total number of Pledged Shares held immediately prior to the principal payment being made less (b) the product of (i) a fraction, the numerator of which shall be the total principal balance outstanding under the
Note immediately following, and after giving effect to, the principal payment in question and the denominator of which shall be the Market Price per share of the Common Stock on the date upon which the principal payment is made, multiplied by
(ii) 1.5. All Released Shares hereafter shall no longer constitute Pledged Shares or Pledged Collateral for purposes of this Agreement, provided, however, that if the Difference calculated pursuant to this Section 3 results in a negative number, then Pledgor must deliver and pledge to Secured Party an additional amount of Common Stock to Secured Party (or, if Pledgor cannot fulfill such requirement with Common Stock, another form of additional collateral which is acceptable to the Secured Party in its sole discretion), in order to satisfy the requirement of this Agreement to maintain at all times during the term of this Agreement Pledged Collateral with a value determined in accordance with this Agreement of at least 1.5 times the unpaid principal balance under the Note, provided, that, notwithstanding anything to the contrary in this Agreement, the maximum number of shares of Common Stock Pledgor shall be required to pledge at any time shall be 2,500,000.

          2. Except as specifically provided herein, the Original Agreement shall not be otherwise affected by this Amendment and shall continue to be in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the 12th day of November, 1999.

                                        CARE CORPORATION LIMITED


                                        By:________________________________
                                           Name:
                                           Title:

                                        COVER-ALL TECHNOLOGIES INC.


                                        By:________________________________
                                            Name:
                                           Title:


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